                               Exhibit 4(t)

                  AMENDMENT TERMINATING INTERCREDITOR AGREEMENT


          This Amendment Terminating Intercreditor Agreement, dated as of February 28, 1994 (the "Amendment"), made by and among CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY ("CIBC"), NATIONAL AUSTRALIA BANK LIMITED, NEW YORK BRANCH ("NAB"), THE FUJI BANK, LIMITED, NEW YORK BRANCH ("Fuji") (CIBC, NAB and Fuji, collectively, the "Banks"), CIBC, as agent for the Banks (the "Agent"), CANADIAN IMPERIAL BANK OF COMMERCE (the "Swap Party"), CRI FUNDING CORPORATION, NOMURA ASSET CAPITAL CORPORATION, NOMURA SECURITIES INTERNATIONAL, SIGNET BANK/VIRGINIA, SIGNET BANK/VIRGINIA, as Agent, WESTPAC BANKING CORPORATION, NEW YORK BRANCH ("WESTPAC"), by ASLK-CGER BANK, GRAND CAYMAN BRANCH, its Assignee, and CRIIMI MAE INC. (formerly CRI Insured Mortgage Association, Inc. ("CRIIMI MAE").

          WHEREAS, certain of the parties have heretofore entered into that certain Intercreditor Agreement dated as of December 31, 1991 (the "1991 Intercreditor Agreement"); WHEREAS, certain of the parties have heretofore entered into that certain Intercreditor Agreement dated as of April 30, 1993 (the "1993 Intercreditor Agreement"), which purported to supersede the 1991 Intercreditor Agreement, but did not include all of the signatories thereto;

          WHEREAS, WESTPAC terminated its status as a creditor of CRIIMI MAE under the commercial paper facility on April 30, 1993, and subsequently assigned all of its rights as a creditor under the term loan facility to ASLK-CGER BANK, GRAND CAYMAN BRANCH pursuant to an Assignment and Assumption Agreement dated September 17, 1993;

          WHEREAS, the above-named parties are the only parties to the 1991 Intercreditor Agreement and the 1993 Intercreditor Agreement (collectively, the "Intercreditor Agreements"), there being no Additional Party (as defined in the Intercreditor Agreements); and

          WHEREAS, above-named parties now desire to terminate the Intercreditor Agreements.

          NOW THEREFORE, the parties hereto, being all the parties to the Intercreditor Agreements, in consideration of the premises and valuable consideration, hereby agree as follows:

          1. The Intercreditor Agreements shall be and are hereby terminated in their entirety.

          2. The parties, in consideration of their mutual releases, hereby mutually discharge, remise and release each other, their successors, directors, officers, employees, agents or assigns from any claim or obligation of whatsoever nature, which any of the parties now have or may have in the future, against each other, their successors, directors, officers, employees, agents or assigns arising from or relating to the Intercreditor Agreements and the termination thereof by this Amendment.

          3. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          4. COUNTERPARTS. This Agreement may be executed in counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

          5. RECITALS. All of the recitals hereinabove set forth are incorporated in this Amendment by reference.

          6. ENTIRE AGREEMENT. This Amendment sets forth the entire agreement between the parties with respect to the subject matter hereof, and this Amendment supersedes and replaces any agreement or understanding that may have existed between the parties prior to the date hereof.

          7. EXECUTION. Each of the parties hereto represents that it is authorized to execute and deliver this Amendment.



                      [THIS SPACE INTENTIONALLY LEFT BANK]

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment, all as of the day and year first above mentioned.

                                        CANADIAN IMPERIAL BANK OF
                                        COMMERCE, NEW YORK AGENCY,
                                        as a Bank and as the Agent


                                        By:  /s/ Daniel J. Conlon
                                           --------------------------------

                                        Title:  Vice President
                                              -----------------------------

                                        425 Lexington Avenue
                                        New York, New York 10017
                                        Attn: Ms. Arlene Tellerman
                                        Tel: (212) 856-3763
                                        Fax: (212) 856-3695

                                        NATIONAL AUSTRALIA BANK LIMITED,
                                        NEW YORK BRANCH


                                        By:  /s/ Thomas Kilfoyle
                                           --------------------------------

                                        Title:  Assistant Vice President
                                              -----------------------------

                                        200 Park Avenue - 34th Floor
                                        New York, New York 10166
                                        Attn: Mr. Thomas Kilfoyle
                                        Tel: (212) 916-9510
                                        Fax: (212) 983-1969

                                        WESTPAC BANKING CORPORATION,
                                        NEW YORK BRANCH

                                        By Its Assignee under an Assignment
                                        and Assumption Agreement dated
                                        September 17, 1993

                                        ASLK-CGER BANK, GRAND CAYMAN BRANCH


                                        By:  /s/ John Mead Jr
                                           --------------------------------

                                        Title:  Vice President
                                              -----------------------------

                                        c/o New York Branch
                                        10 East 50th Street
                                        New York, New York 10022
                                        Attn: John J.S. Mead, Jr.
                                        Tel: (212) 421-4900
                                        Fax: (212) 421-0133


                                        THE FUJI BANK, LIMITED,
                                        NEW YORK BRANCH


                                        By:  /s/ Michael Gebauer
                                           --------------------------------

                                        Title:  Vice President and Manager
                                              -----------------------------

                                        Two World Trade Center
                                        New York, New York 10048
                                        Attn: Mr. Michael P. Gebauer
                                        Tel: (212) 898-2064
                                        Fax: (212) 321-9407

                                        CANADIAN IMPERIAL BANK OF COMMERCE,
                                        as Swap Party


                                        By:  /s/ Daniel J. Conlon
                                           --------------------------------

                                        Title:  Vice President
                                              -----------------------------

                                        425 Lexington Avenue
                                        New York, New York 10017
                                        Attn: Ms. Marlene Alonzo
                                        Tel: (212) 856-6513
                                        Fax: (212) 856-6518


                                        NOMURA ASSET CAPITAL CORPORATION


                                        By:  /s/ John C. Howe
                                           --------------------------------

                                        Title:  Managing Director
                                              -----------------------------

                                        2 World Financial Center
                                        Building B, 21st Floor
                                        New York, New York 10281-1198
                                        Attn: Mr. Vincent Moore
                                        Tel: (212) 667-2250
                                        Fax: (212) 667-1014

                                        NOMURA SECURITIES INTERNATIONAL


                                        By:  /s/ John C. Howe
                                           --------------------------------

                                        Title:  Managing Director
                                              -----------------------------

                                        2 World Financial Center
                                        Building B, 21st Floor
                                        New York, New York 10281-1198
                                        Attn: Mr. Vincent Moore
                                        Tel: (212) 667-2250
                                        Fax: (212) 667-1014


                                        CRIIMI MAE INC.


                                        By:  /s/ H. William Willoughby
                                           --------------------------------

                                        Title:  President
                                              -----------------------------

                                        The CRI Building
                                        11200 Rockville Pike
                                        Rockville, Maryland 20852
                                        Attn:   Mr. William B. Dockser
                                                Mr. Jay R. Cohen
                                                Office of General Counsel
                                        Tel: (301) 468-9200
                                        Fax: (301) 231-0396

                                        SIGNET BANK/VIRGINIA


                                        By:  /s/ Barry Cooper
                                           --------------------------------

                                        Title:  Vice President
                                              -----------------------------

                                        8330 Boone Boulevard
                                        Vienna, Virginia 22182-2632
                                        Attn:   Barry E. Cooper
                                                David H. Olson
                                        Tel: (301) 961-0067
                                        Fax: (301) 652-1174


                                        SIGNET BANK/VIRGINIA,
                                        as agent


                                        By:  /s/ Barry Cooper
                                           --------------------------------

                                        Title:  Vice President
                                              -----------------------------

                                        8330 Boone Boulevard
                                        Vienna, Virginia 22182-2632
                                        Attn:   Barry E. Cooper
                                                David H. Olson
                                        Tel: (301) 961-0067
                                        Fax: (301) 652-1174

                                        CRI FUNDING CORPORATION


                                        By:  /s/ Gary Carlin
                                           --------------------------------

                                        Title:  Vice President
                                              -----------------------------

                                        c/o Merrill Lynch & Co.
                                        World Financial Center
                                        South Tower
                                        225 Liberty Street - 8th Floor
                                        New York, New York 10080-6108
                                        Attn: Mr. Gary Carlin
                                        Tel: (212) 236-7200
                                        Fax: (212) 236-7584